UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☐ Soliciting Material Under §240.14a-12

TICC Capital Corp.
(Name of Registrant as Specified In Its Charter)

NexPoint Advisors, L.P.
Dr. Bob Froehlich
John Honis
Timothy K. Hui
Ethan Powell
William M. Swenson
Bryan A. Ward
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NexPoint Details Superior Investment Track Record within TICC Capital Corp.’s Investment Strategy

DALLAS, October 21, 2015 – NexPoint Advisors, L.P. (together with its affiliates, “NexPoint”) today released data detailing NexPoint’s superior past investment performance that clearly demonstrates its outperformance within the asset classes primarily underlying the investment portfolio of TICC Capital Corp. (NASDAQ: TICC) (“TICC” or the “Company”). This track record further substantiates why NexPoint is best positioned to serve TICC’s stockholders, and why TICC stockholders should protect their interests and investment by voting on the BLUE proxy card ahead of the October 27 special meeting of stockholders (the "Special Meeting").

NexPoint has developed a presentation detailing these returns, a complete copy of which is attached below. This presentation, along with other important materials for TICC stockholders, can also be found on NexPoint’s website at www.timetochangeticc.com.

The presentation highlights the following:

•	NexPoint’s deep experience and expertise across the credit spectrum, with a focus on CLOs and leveraged loans, which are the assets primarily composing TICC’s portfolio (see slide 2).

•	The track record of the NexPoint Credit Strategies Fund (NYSE:NHF), which has outperformed the Credit Suisse Hedge Fund Index by 80.5 and 91.6 percentage points over three and five year periods, respectively (see slides 5 and 6).

•	NexPoint’s track record of investing in CLO debt and equity, where it has outperformed the Credit Suisse Leveraged Loan Index by 39.5 and 149 percentage points over three and five year periods, respectively (see slides 3 and 6).

•	NexPoint’s track record investing in leveraged loans, where the firm has beat the Credit Suisse Leveraged Loan Index by 3.4 and 11 percentage points over three and five year periods, respectively (see slides 4 and 6).

NexPoint’s strong performance figures stand in stark contrast to TICC’s history of underperformance. Glass Lewis & Co., an independent proxy advisor, has recommended that TICC shareholders vote on NexPoint’s BLUE Proxy Card due in part to the fact that TICC “has largely failed to generate compelling value for investors relative to comparable investment opportunities.1”

Additionally, NexPoint’s leading investment expertise in CLO and leveraged loan strategies is being made available to TICC stockholders for a lower management fee than either what is contemplated by the BSP transaction or what TSLX offered in their non-binding proposal. ISS, another independent proxy advisor, found that NexPoint would be able to “consistently provide a lower fee payout to the advisor.2”

In stark contrast to NexPoint’s proposal, the BSP Investment Advisory Agreement only serves to enrich the departing management team at stockholders’ expense in the amount of $60 million, which NexPoint

1 Glass Lewis & Co. report issued on October 14, 2015

2 ISS report issued on October 16, 2015

believes was as much as $132 million prior to NexPoint’s involvement.3 Notably, neither TICC nor BSP has ever refuted these numbers to the best of NexPoint’s knowledge.

NexPoint remains fully committed to defending the interests of, and maximizing value for, TICC's stockholders, and urges stockholders to protect their interests and the value of their shares by voting on NexPoint’s BLUE proxy card:

•	"AGAINST" the new investment advisory agreement between the Company and TICC Management, LLC;

•	"FOR" each of NexPoint's six director nominees; and

•	"AGAINST" the Company's proposal to adjourn the Special Meeting in the event that a quorum is present and the Company's proposals do not receive sufficient votes.

Please visit NexPoint's website at www.timetochangeticc.com for further information regarding our proposals, including press releases, board nominees, questions and answers, SEC filings, proxy materials and instructions for TICC shareholders on how to vote.

To see the full presentation, including important additional information, please go to the SEC's website at: http://www.sec.gov/Archives/edgar/data/1259429/000095010315008249/dp60582_dfan14a.htm.

About NexPoint Advisors, L.P.

NexPoint, together with its affiliates, currently manages approximately $20 billion in net assets and believes that its core competences are squarely within the Company's investment strategy.  NexPoint is indirectly wholly owned by a trust that is beneficially owned and controlled by James Dondero. Highland Capital Management, L.P. ("Highland") is ultimately controlled by James Dondero and is therefore an affiliate of, and under common control with, NexPoint, which shares personnel and other resources with Highland. Highland (together with its affiliates) is one of the world's most experienced alternative credit managers, tested by numerous credit cycles, specializing in credit strategies, such as a broad range of leveraged loans, high yield bonds, direct lending, public and private equities and CLOs.  Highland also offers alternative investment-oriented strategies, including asset allocation, long/short equities, real estate and natural resources.  If NexPoint is retained by the Company as its investment adviser, the Company will have access to all of Highland's capabilities and expertise.

Important Additional Information and Where to Find It
NexPoint has filed a definitive proxy statement and accompanying proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the stockholders of the Company in connection with the matters to be considered at the Company’s Special Meeting of Stockholders to be held on October 27, 2015, including the election of NexPoint’s nominees for director: Dr. Bob Froehlich, John Honis, Timothy K. Hui, Ethan Powell, William M. Swenson and Bryan A. Ward (collectively, the “Nominees”). STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY NEXPOINT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The proxy statement and proxy card have been distributed to stockholders. The proxy statement and other relevant materials, and any other

3 At least one industry analyst has estimated that departing management stands to gain $60 million if the BSP transaction goes through.

documents filed by NexPoint with the SEC, may also be obtained free of charge at the SEC’s website at www.sec.gov. This is not the Company’s or TSLX’s proxy statement.

If you have any questions, need free copies of the proxy statement or other relevant materials, or need assistance voting your Shares, please call:

D.F. King & Co., Inc.
48 Wall Street
New York, NY  10005

Stockholders Call Toll−Free at: 866-416-0556
Banks and Brokers Call Collect at: 212-269-5550
Email: TICC@dfking.com

You may also contact NexPoint via email at TICCProxy@NexPointAdvisors.com.

Participants in the Solicitation

NexPoint and the Nominees are deemed to be participants in NexPoint’s solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s Special Meeting of Stockholders to be held on October 27, 2015. NexPoint is the beneficial owner of 100 shares of common stock4 of the Company and also proposes to become the Company’s investment adviser, for which it would receive advisory fees. Information regarding NexPoint and the Nominees, and their direct or indirect interests in the Company, by security holdings or otherwise, are set forth in the proxy statement filed with the SEC by NexPoint.

Third Party Information

These materials may contain or refer to news, commentary and other information sourced from persons or companies that are not affiliated with NexPoint. The author and source of any third party information and the date of its publication are clearly and prominently identified. NexPoint has neither sought nor obtained permission to use or quote such third party information. NexPoint cannot guarantee the accuracy, timeliness, completeness or availability of such third party information, and does not explicitly or implicitly endorse or approve such third party information. NexPoint, the Nominees and their affiliates shall not be responsible or have any liability for any misinformation or inaccuracy in such third party information.

Cautionary Statement Regarding Forward-Looking Statements

These materials may contain forward-looking statements.  All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements.  The projected results and statements contained in these materials that are not historical facts are based on current expectations and speak

4 If appointed as investment adviser of the Company, NexPoint intends to make an investment of at least $20 million in the Company’s common stock in open market transactions in the first 12 months following appointment. This represents about 2.88 million shares, or approximately 4.8% of all outstanding shares at closing on September 18, 2015.

only as of the date of such materials, and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements.  Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of NexPoint.  Although NexPoint believes that the assumptions underlying the projected results or forward-looking statements included in these materials are reasonable as of the date of such materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate.  In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved.  NexPoint will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

NexPoint reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. NexPoint disclaims any obligation to update the information or opinions contained herein.

These materials are provided for information purposes only, and are not intended to be, nor should they be construed as, an offer to sell or the solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security.

Past performance does not guarantee future results. Performance during the time period shown is limited and may not reflect the performance in different economic and market cycles. There can be no assurance that similar performance will be experienced.

Media Contact
Brian H. Schaffer
Prosek Partners
212-279-3115 229
bschaffer@prosek.com

Investor Contact

D.F. King & Co., Inc.

Stockholders 866-416-0556

Bank and Brokers 212-269-5550

TICC@dfking.com

NexPoint's Superior Track Record; Outperformance in Relevant Asset Classes

Additional Proxy Materials for TICC Special Meeting (NASDAQ: TICC)

October 20, 2015

Please refer to Important Disclosures and Disclaimers beginning on Page 6.

   For use only in connection with consideration of the matters proposed for stockholder approval at the October 27, 2015 special meeting of the TICC stockholders (the "Special Meeting") . Not for use in connection with the purchase or sale of any security or other investment decision.

                                                                               1

NexPoint's Experience and Expertise

      []    NexPoint  Advisors, L.P., together with Highland Capital Management,
            L.P.  and  its affiliates ("NexPoint"), have deep experience in CLOs and leveraged loans, the current and anticipated investment strategy of TICC:

      []    NexPoint  currently  manages approximately $ 20 billion in assets in
            CLO equity, leveraged loans and other alternative assets.

      []    NexPoint  has invested in CLOs since 1996 and has been tested across multiple credit cycles.

      []    NexPoint  has  structured  and managed over $ 32 billion of CLOs and similar  securitizations  and is now one of the largest CLO managers in the world.

      []    NexPoint's   personnel  are  experts  in  leveraged  loans  and  are
            consistently  recognized  by  the  industry  as a top leveraged loan manager.

      []    Recent  awards  include: CreditFlux Best CLO Fund (2015), CreditFlux
            Best New CLO Finalist (2015), Lipper Fund Awards - Highland Floating
            Rate  Opportunities  Fund  (2015),  and Lipper Fund Awards Best Loan
            Participation Fund over Three Years (2014) .

[]    NexPoint has extensive experience managing retail funds:

      []    NexPoint  currently  manages  18 retail funds with approximately $ 6 billion of aggregate assets under management.

      []    NexPoint  Credit  Strategies  Fund  (NYSE:NHF)  is a high performing closed  -  end  fund,  a  significant  portion  of which is invested similar to TICC.

Of the Proposed Managers, NexPoint has the Longest Tenure and the Most
 Experience Managing CLOs and Leveraged Loans

                                                                               2

Track Record: NexPoint CLO Debt and Equity Composite
[GRAPHIC OMITTED]

As  of  8/31/15.  NexPoint  Composites  include 35 managed accounts. Returns are gross  of  fees.  Gross  of  fees  performance does not reflect the deduction of advisory  fees or other expenses that impact returns shown. Please see important additional  disclosures  regarding each composite on Page 6. Past performance is not indicative of future results. Investments may lose value.

                                                                               3

Track Record: NexPoint Bank Loan Composite
[GRAPHIC OMITTED]

As  of 8/31/15. The NexPoint Bank Loan Composite includes all discretionary long
-  only  strategy accounts that typically invest in senior secured floating rate loans  using  a fundamental bottoms up investment analysis. Returns are gross of fees.  Gross of fees performance does not reflect the deduction of advisory fees or  other  expenses  that  impact returns shown. Please see important additional disclosures  regarding  each  composite  on  Page  6.  Past  performance  is not indicative of future results. Investments may lose value.

                                                                               4

Track Record: NexPoint Credit Strategies Fund (NYSE:NHF)
[GRAPHIC OMITTED]

As  of 8/31/15. NHF performance is shown net of fees. NHF returns are calculated using  NHF  share  price.  Please see important additional disclosures regarding each  composite on Page 6. Past performance is not indicative of future results.
Investments may lose value.

                                                                               5

Disclosures

NexPoint  is  defined  as  NexPoint  Advisors, L.P. and its affiliated advisers;
including  Highland  Capital  Management, L. P., Acis Capital Management, L. P.,
Falcon EandP Opportunities GP, LLC, Granite Bay Advisors, L.P., Highland Capital
Healthcare Advisors, L. P., Highland Capital Management Fund Advisors, L.P., and
NexPoint Real Estate Advisors, L.P.

Gross  of  fees  performance  does not reflect the deduction of advisory fees or other expenses that impact returns shown. Since fees are deducted regularly, the compounding  effect will be to increase the impact of the fee deduction on gross account performance by a greater percentage than that of the annual fee charged.
For example, if an account is charged a 1% management fee per year and has gross performance  of  12%  during  that  same  period,  the compounding effect of the quarterly fee assessments will result in an actual return of approximately 10.9%
..

The  NexPoint Bank Loan Composite includes all discretionary accounts managed by
NexPoint  pursuant  to the Highland Bank Loans strategy. The Highland Bank Loans strategy  is  a  long  -only  strategy  that typically invests in senior secured floating  rate  loans using fundamental bottom -up investment analysis. Accounts in  the  composite  primarily  invest  in  bank  loans but also hold investments elsewhere  in  the capital structure including equities, mezzanine debt and high yield bonds, which may have materially impacted the results in the composite. In
November 2012, certain accounts were incorporated into the composite as a result of  their  adoption  of  this  strategy  on such date. Prior to that date, those accounts  were included in the Pyxis Bank Loans Composite. Portfolios may invest in  thinly -traded and/or relatively illiquid securities. The composite creation date is March 2014. The performance of the NexPoint Bank Loan Composite has been shown  because  NexPoint  believes it involves many of the same asset classes as those  in  which  TICC  invests.  It  is  not meant to imply that NexPoint would necessarily  utilize  the  Highland Bank Loan strategy as investment adviser for
TICC.  Accounts  included  in  this  composite  may  have  different  investment objectives  and restrictions than TICC. This composite reflects the reinvestment of dividends and other earnings.

The  NexPoint CLO Debt and Equity Composite includes the performance of CLO debt and equity securities owned by all NexPoint -managed accounts during the periods presented.  CLO  debt  excludes managed CLO Equity investments, while Investment
Grade  Debt  also  excludes  any  CLO  debt  with  an original rating lower than
Baa3/BBB  -.  This  composite  does  not  reflect  the entire performance of any specific  NexPoint  account, which may be higher or lower than the composite and in  some  cases is lower. TICC invests in asset classes other than just CLO debt and  equity.  Accounts  included in this composite may have different investment objectives  and restrictions than TICC. This composite reflects the reinvestment of dividends and other earnings.

Credit Suisse Leveraged Loan Index is designed to mirror the investable universe of  the  $  US  - denominated leveraged loan market. Average values are computed over  the index for coupon, current yield, initial spread and price. The average coupon,  current  yield  and initial spread are weighted by market value (amount outstanding  x  price)  at  the  end  of  the  measurement  period for each loan currently  paying interest in the index. Total return is computed for each loan, which  is  the  per cent change in the value of each loan during the measurement period.  Total  return  is the sum of three components: principal, interest, and reinvestment return.

Credit  Suisse HF Index is an asset -weighted hedge fund index and includes only funds, as opposed to separate accounts. The Index uses the Credit Suisse/Tremont database,  which  tracks  over  5000  funds,  and  consists only of funds with a minimum  of  US$  50  million  under  management,  a 12 -month track record, and audited  financial  statements.  It  is  calculated  and rebalanced on a monthly basis, and shown net of all performance fees and expenses.

                                                                               6

Disclaimer

About NexPoint Advisors, L. P. NexPoint, together with its affiliates, currently manages  approximately  $20  billion  in  net  assets and believes that its core competences  are  squarely within the Company's investment strategy. NexPoint is indirectly  wholly owned by a trust that is beneficially owned and controlled by
James  Dondero.  Highland Capital Management, L. P. (" Highland ") is ultimately controlled  by  James Dondero and is therefore an affiliate of, and under common control  with,  NexPoint,  which  shares  personnel  and  other  resources  with
Highland.  Highland  (together  with  its affiliates) is one of the world's most experienced  alternative  credit  managers,  tested  by  numerous credit cycles, specializing  in  credit  strategies,  such as a broad range of leveraged loans, high yield bonds, direct lending, public and private equities and CLOs. Highland
also   offers  alternative  investment-  oriented  strategies,  including  asset allocation,  long/short equities, real estate and natural resources. If NexPoint is  retained  by  the  Company  as its investment adviser, the Company will have access to all of Highland's capabilities and expertise.

Important  Additional  Information  and  Where to Find It . NexPoint has filed a definitive proxy statement and accompanying proxy card with the U. S. Securities and  Exchange  Commission  (the  " SEC ") in connection with the solicitation of proxies  from  the stockholders of the Company in connection with the matters to be  considered  at  the  Company's Special Meeting of Stockholders to be held on
October  27,  2015,  including the election of NexPoint's nominees for director:
Dr.  Bob Froehlich, John Honis, Timothy K. Hui, Ethan Powell, William M. Swenson
and  Bryan A. Ward (collectively, the " Nominees "). STOCKHOLDERS OF THE COMPANY
ARE  STRONGLY  ENCOURAGED TO READ THE PROXY STATEMENT AND THE ACCOMPANYING PROXY
CARD  AND  OTHER DOCUMENTS FILED BY NEXPOINT WITH THE SEC CAREFULLY AND IN THEIR
ENTIRETY  AS  THEY  CONTAIN IMPORTANT INFORMATION. The proxy statement and proxy card  have  been  distributed  to  stockholders.  The  proxy statement and other relevant  materials, and any other documents filed by NexPoint with the SEC, may also  be obtained free of charge at the SEC's website at www. sec. gov . This is not the Company's or TSLX's proxy statement.

If  you  have  any  questions,  need free copies of the proxy statement or other relevant  materials (when they become available), or need assistance voting your
Shares, please call:

D.F. King and Co., Inc.  Stockholders Call Toll-Free at: 866-416-0556     Media Contact: Brian H. Schaffer
48 Wall Street           Banks and Brokers Call Collect at: 212-269-5550  Prosek Partners, 212-279-3115 229
New York, NY 10005       Email: TICC@dfking.com                           bschaffer@prosek.com

You may also contact NexPoint via email at TICCProxy@NexPointAdvisors.com

                                                                               7

Disclaimer (cont'd)

Participants  in  the  Solicitation . NexPoint and the Nominees are deemed to be
participants   in   NexPoint's   solicitation  of  proxies  from  the  Company's
stockholders  in  connection  with the matters to be considered at the Company's
Special  Meeting of Stockholders to be held on October 27, 2015. NexPoint is the beneficial  owner  of  100  shares  of  common  stock  1 of the Company and also proposes  to become the Company's investment adviser, for which it would receive advisory fees. Information regarding NexPoint and the Nominees, and their direct or indirect interests in the Company, by security holdings or otherwise, are set forth in the proxy statement filed with the SEC by NexPoint.

Third  Party  Information  .  These  materials  may  contain  or  refer to news, commentary  and other information sourced from persons or companies that are not affiliated  with  NexPoint. The author and source of any third party information and the date of its publication are clearly and prominently identified. NexPoint has  neither  sought  nor  obtained  permission to use or quote such third party information. NexPoint cannot guarantee the accuracy, timeliness, completeness or availability  of  such  third  party  information,  and  does  not explicitly or implicitly  endorse  or  approve  such  third  party  information. NexPoint, the
Nominees and their affiliates shall not be responsible or have any liability for any misinformation or inaccuracy in such third party information.

Cautionary Statement Regarding Forward -Looking Statements . These materials may contain  forward  -looking  statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward  -looking, and the words "anticipate," "believe," "expect," "potential,"
"opportunity," "estimate," "plan" and similar expressions are generally intended to  identify  forward  -looking statements. The projected results and statements contained  in these materials that are not historical facts are based on current expectations and speak only as of the date of such materials, and involve risks, uncertainties  and  other  factors that may cause actual results, performance or achievements  to be materially different from any future results, performance or achievements  expressed  or  implied  by  such projected results and statements.
Assumptions  relating  to the foregoing involve judgments with respect to, among other  things,  future  economic,  competitive  and market conditions and future business  decisions,  all  of  which  are  difficult  or  impossible  to predict accurately  and  many  of  which  are  beyond  the control of NexPoint. Although
NexPoint  believes  that  the  assumptions  underlying  the projected results or forward -looking statements included in these materials are reasonable as of the date  of  such  materials,  any  of  the  assumptions  could  be  inaccurate and therefore,  there  can  be  no  assurance  that the projected results or forward
-looking  statements  included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward -looking statements  included  herein,  the  inclusion  of such information should not be regarded  as  a  representation  as to future results or that the objectives and strategic  initiatives  expressed  or  implied  by  such  projected  results and forward-looking  statements  will  be  achieved. NexPoint will not undertake and specifically  declines  any  obligation to disclose the results of any revisions that  may be made to any projected results or forward -looking statements herein to  reflect  events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

1 If appointed as investment adviser of the Company, NexPoint intends to make an investment  of at least $20 million in the Company's common stock in open market transactions  in  the  first 12 months following appointment. This represents about  2.88  million  shares, or approximately 4.8% of all outstanding shares at closing on September 18, 2015 .

                                                                               8

Disclaimer (cont'd)

NexPoint  may  have relied upon certain quantitative and qualitative assumptions when  preparing  the  analysis  which  may  not  be  articulated  as part of the analysis. The realization of the assumptions on which the analysis was based are subject  to  significant  uncertainties,  variables,  and  contingencies and may change materially in response to small changes in the elements that comprise the assumptions,  including  the  interaction  of  such  elements.  Furthermore, the assumptions on which the analysis was based may be necessarily arbitrary, may be made  as  of  the  date  of  the analysis, do not necessarily reflect historical experience  with respect to securities similar to those that may be contained in the  analysis,  and  do not constitute a precise prediction as to future events.
Because  of the uncertainties and subjective judgments inherent in selecting the assumptions  on  which  the  analysis  was  based  and because future events and circumstances  cannot  be  predicted,  the  actual  results  realized may differ materially  from  those  projected  in  the  analysis.  The  information that is contained  in  the  analysis  should  not  be  construed  as  financial,  legal, investment,  tax,  or  other  advice.  You  ultimately  must  rely upon your own examination  and that of your professional advisors, including legal counsel and accountants as to the legal, economic, tax, regulatory, or accounting treatment, suitability,  and  other aspects of the analysis. NexPoint asks that you refrain from sending this document to any other party under any circumstances.

NexPoint  reserves  the  right to change any of its opinions expressed herein at any  time  as  it  deems  appropriate and disclaims any obligation to notify the market or any other party of any such changes. NexPoint disclaims any obligation to update the information or opinions contained herein.

These materials are provided for information purposes only, and are not intended to  be, nor should they be construed as, an offer to sell or the solicitation of an  offer  to buy any security. These materials do not recommend the purchase or sale of any security.

Past  Performance  does  not  guarantee  future results. Performance during time period  shown  is  limited  and  may  not  reflect  the performance in different economic  and  market cycles. There can be no assurance that similar performance will be experienced.

                                                                               9